-----------------------------------
                    Exhibit 11.1 - Earnings Per Share
                   -----------------------------------



                                            Three Months Ended December 31,
                                            -------------------------------
                                                1997               1996
                                            ------------       ------------

Net income                                  $      2,037       $      2,678
                                            ============       ============


Net income per common share:
    Basic                                   $       0.18       $       0.23
                                            ============       ============
    Diluted                                 $       0.18       $       0.23
                                            ============       ============

Weighted average shares used in
  Computing net income per share:
    Basic                                     11,510,200         11,504,500
                                            ============       ============
    Diluted                                   11,597,916         11,569,042
                                            ============       ============











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